As filed with the Securities and Exchange Commission on November 7, 2007

REGISTRATION NO. 333 -

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

under the

SECURITIES ACT OF 1933

NAVIOS MARITIME HOLDINGS INC.

(Exact Name of Registrant as Specified in Its Charter)

Republic of Marshall Islands (State or Other Jurisdiction of Incorporation or Organization)	98-0384348 (I.R.S. Employer Identification No.)

Navios Maritime Holdings Inc.

85 Akti Miaouli Street\Piraeus, Greece 185 38

(011) +30-210-4595000

(Address, Including Zip Code, of Principal Executive Offices)

2006 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK PLAN

(Full Titles of the Plans)

Trust Company of the Marshall Islands, Inc.

Trust Company Complex, Ajeltake Island

P.O. Box 1405

Majuro, Marshall Islands MH96960

(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common stock, $0.0001 par value	312,000 shares	$16.75	$5,226,000	$160.44
	9,688,000 shares	$16.62	$161,014,560	$4,943.15

	10,000,000 shares		$166,240,560	$5,103.59
(1)

The number of shares of common stock, par value $0.0001 per share (“Common Stock”), stated above consists of the aggregate number of shares which may be sold (i) upon the exercise of options which have been granted or (ii) upon the exercise of options or issuance of stock awards which may hereafter be granted under the Navios Maritime Holdings Inc. 2006 Employee, Director and Consultant Stock Plan (the “Plan”). The maximum number of shares which may be sold upon the exercise of such options or issuance of stock awards granted under the Plan is subject to adjustment in accordance with certain anti-dilution and other provisions of the Plan. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.

(2)

This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(c) and (h) under the Securities Act as follows: (i) in the case of shares of Common Stock that may be purchased upon exercise of outstanding options, the fee is calculated on the basis of the price at which the options may be exercised; and (ii) in the case of shares of Common Stock for which options and stock awards have not yet been granted and the option price of which is therefore unknown, the fee is calculated on the basis of the average of the high and low prices of the Registrant’s Common Stock as reported on the New York Stock Exchange on November 2, 2007.

EXPLANATORY NOTE

In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock pursuant to the Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated herein by reference:

(a) Our Annual Report on Form 20-F for the fiscal year ended December 31, 2006 filed on March 27, 2007.

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since December 31, 2006.

(c) The description of the Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All other documents or reports filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, including all annual reports on Form 20-F and any Form 6-K which the Registrant files with the Commission wherein such Form 6-K is expressly incorporated by reference into this prospectus, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

The validity of the issuance of the shares of Common Stock registered under this Registration Statement has been passed upon for the Registrant by Reeder & Simpson P.C. and members of that firm, their families and trusts for their benefit do not own any shares of Common Stock of the Registrant and options and warrants to purchase shares of Common Stock of the Registrant.

Item 6. Indemnification of Directors and Officers.

Incorporated by reference from the Registrant’s Registration Statement on Form F-3, No. 333-129382.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

(4.1)	Amended and Restated Articles of Incorporation. (Incorporated by reference to the Registration Statement on Form F-1 of Navios Maritime Holdings Inc. (File No. 333-129382))
(4.2)	Bylaws. (Incorporated by reference to the Registration Statement on Form F-1 of Navios Maritime Holdings Inc. (File No. 333-129382))
(4.3)	Articles of Amendment of Articles of Incorporation (Incorporated by reference to Exhibit 99.1 of the Form 6-K filed on January 17, 2007)
(4.4)	Specimen Common Stock Certificate. (Incorporated by reference to the Registration Statement on Form F-1 of Navios Maritime Holdings Inc. (File No. 333-129382))
(5)	Opinion of Reeder & Simpson P.C. as to the legality of shares being registered
(10.1)	Navios Maritime Holdings Inc. 2006 Employee, Director and Consultant Stock Plan
(23.1)	Consent of Reeder & Simpson P.C. (included in opinion of counsel filed as Exhibit 5)
(23.2)	Consent of Independent Registered Public Accounting Firm
(24)	Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement)

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Acft of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Piraeus, Greece, on this 6th day of November, 2007.

NAVIOS MARITIME HOLDINGS INC.
By:	/s/ Angeliki Frangou
Name: Angeliki Frangou
Title: Chairman and Chief Executive Officer

POWER OF ATTORNEY

The registrant and each person whose signature appears below constitutes and appoints Angeliki Frangou and Vasiliki Papaefthymiou and each of them singly, his, her or its true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, her or it and in his, her or its name, place and stead, in any and all capacities, to sign and file any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Navios Maritime Holdings Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he, she, or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date first above indicated:

Signature	Title

/s/ Angeliki Frangou	Chairman of the Board and Chief Executive Officer
Angeliki Frangou

/s/ George Achniotis	Chief Financial Officer and Principal Financial and Accounting Officer
George Achniotis

/s/ Vasiliki Papaefthymiou	Director
Vasiliki Papaefthymiou

/s/ Ted Petrone	Director
Ted Petrone

/s/ Spyridon Magoulas	Director
Spyridon Magoulas

/s/ John Stratakis	Director
John Stratakis

/s/ Rex Harrington	Director
Rex Harrington

/s/ Allan Shaw	Director
Allan Shaw

NAVIOS MARITIME HOLDINGS INC.

INDEX TO EXHIBITS FILED WITH

FORM S-8 REGISTRATION STATEMENT

Exhibit Number	Description	Sequential Page No.
(4.1)	Amended and Restated Articles of Incorporation. (Incorporated by reference to the Registration Statement on Form F-1 of Navios Maritime Holdings Inc. (File No. 333-129382))
(4.2)	Bylaws. (Incorporated by reference to the Registration Statement on Form F-1 of Navios Maritime Holdings Inc. (File No. 333-129382))
(4.3)	Articles of Amendment of Articles of Incorporation (Incorporated by reference to Exhibit 99.1 of the Form 6-K filed on January 17, 2007)
(4.4)	Specimen Common Stock Certificate. (Incorporated by reference to the Registration Statement on Form F-1 of Navios Maritime Holdings Inc. (File No. 333-129382)).
(5)	Opinion of Reeder and Simpson as to the legality of shares being registered.
(10.1)	Navios Maritime Holdings Inc. 2006 Employee, Director and Consultant Stock Plan
(23.1)	Consent of Reeder and Simpson (included in opinion of counsel filed as Exhibit 5).
(23.2)	Consent of Independent Registered Public Accounting Firm.
(24)	Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement.)